Exhibit 99.1

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Jeffrey Andreson, CFO
Headgate Partners LLC	Nanometrics Incorporated
530.265.9899	408.545.6143
claire@headgatepartners.com	jandreson@nanometrics.com

Nanometrics Reports Fourth Quarter and Full Year 2015 Financial Results

MILPITAS, Calif., February 2, 2016 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control systems, today announced financial results for its fourth quarter and full year ended December 26, 2015.

2015 Highlights and Achievements:

-

Record Foundry Sales. Optical Critical Dimension (OCD) market share gains led to record foundry sales, which were up 74% over 2014 and comprised a record 33% of total product revenues. Taiwan Semiconductor (TSMC), the world’s leading foundry, became Nanometrics’ largest customer for 2015.

-	Record 3D NAND Sales. Tool-of-record positions won at each of the four leading memory customers for 3D-NAND process control fueled record 3D NAND sales, which were up 50% from 2014.
-	Record Integrated Metrology Sales. Annual Integrated Metrology (IM) sales more than doubled in 2015, following 34% sales growth in the prior year, primarily due to share gains in 3D-NAND.
-

Record Sales to Three Key Customer Accounts. TSMC, Micron and Toshiba each contributed record-high sales to Nanometrics for the year, and were three out of a record five 10% customers for the full year.

-

Improved Financial Performance. Gross margin improved sequentially every quarter through 2015 and, for the full year, over 70% flow-through to operating profit was realized on the incremental revenues over 2014.

GAAP Results

	Q4 2015	Q3 2015	Q4 2014	FY 2015	FY 2014

Revenues	$42,683	$45,678	$39,705	$187,367	$166,443

Gross Profit	$20,804	$22,219	$17,349	$89,667	$75,822

Income (Loss) from Operations	$(1,042)	$1,264	$(3,806)	$4,973	$(11,653)

Net Income (Loss)	$(1,814)	$818	$(4,639)	$2,905	$(31,118)

Earnings per Diluted Share	$(0.07)	$0.03	$(0.19)	$0.12	$(1.30)

Non-GAAP Results

	Q4 2015	Q3 2015	Q4 2014	FY 2015	FY 2014

Gross Profit	$21,273	$22,687	$18,033	$91,693	$78,545

Income (Loss) from Operations	$774	$1,758	$(2,469)	$8,493	$(6,244)

Net Income (Loss)	$2	$1,312	$(2,999)	$6,425	$(5,705)

Earnings per Diluted Share	$0.00	$0.05	$(0.12)	$0.26	$(0.24)

Non-GAAP results exclude the impact of the following in the indicated period:
Amortization of acquired intangibles	●	●	●	●	●
Restructuring charges	●		●	●	●
Non-cash tax items			●		●

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website.

Commenting on the company’s results, president and chief executive officer Dr. Timothy J. Stultz said, "2015 was another year of solid progress against our strategic initiatives to penetrate and develop key customer accounts, gain market share, and deliver improvements to our financial performance. In 2015, we achieved share gains and record sales at multiple strategic accounts and in multiple strategic markets, while also growing our Integrated Metrology business to record levels. As a result, our total revenue growth of 13% readily outpaced a relatively flat wafer fab equipment (WFE) spending environment. Today, Nanometrics process control solutions are deployed at every advanced technology node, spanning 3D-NAND to FinFET to advanced 3D packaging. While we are pleased with the progress in our market share position, we continue to see significant opportunities to further expand our tool-of-record footprint and gain additional share going forward.

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

“As we look to 2016, we expect our first-quarter sales will be up from Q4 levels and, with our current visibility, sales are expected to continue to gain momentum from there. We also believe we are well-positioned to once again outperform the industry in revenue growth and deliver further improvements to our financial results and profitability in 2016.”

Fourth Quarter 2015 Summary

Revenues for the fourth quarter of 2015 were $42.7 million, down 7% from $45.7 million in the third quarter of 2015 due primarily to lower product and upgrade sales, and up 8% from $39.7 million in the fourth quarter of 2014. On a GAAP basis, gross margin was 48.7%, compared to 48.6% in the prior quarter and 43.7% in the year-ago period.  The operating loss was $1.0 million, compared to operating income of $1.3 million in the prior quarter and an operating loss of $3.8 million in the year-ago period.  The net loss was $1.8 million or $0.07 per share, compared to net income of $0.8 million or $0.03 per diluted share in the prior quarter, and a net loss of $4.6 million or $0.19 per share in the fourth quarter of 2014.

On a non-GAAP basis, which excludes amortization of acquired intangible assets, gross margin was 49.8%, compared to 49.7% in the prior quarter and 45.4% in the year-ago period, and slightly exceeded our target model at these sales volumes primarily due to favorable product mix.  Non-GAAP operating income also excludes restructuring charges and was $0.8 million compared to $1.8 million in the prior quarter and an operating loss of $2.5 million in the fourth quarter of 2014. Non-GAAP net income, which adjusts for amortization of intangible assets, restructuring charges, and the income tax effect of non-GAAP adjustments, was breakeven, compared to net income of $1.3 million or $0.05 per diluted share in the prior quarter and a net loss of $3.0 million or $0.12 per share in the fourth quarter of 2014.

Full Year 2015 Summary

Revenues were $187.4 million, up 13% from $166.4 million in 2014.  On a GAAP basis, gross margin was 47.9%, compared to 45.6% in 2014, and operating income was $5.0 million, compared to an operating loss of $11.7 million in 2014.  Net income was $2.9 million or $0.12 per diluted share, compared to a net loss of $31.1 million or $1.30 per share in 2014.

On a non-GAAP basis, which excludes amortization of acquired intangible assets, gross margin was 48.9% compared to 47.2% in 2014.  Non-GAAP operating income also excludes restructuring charges and was $8.5 million, compared to an operating loss of $6.2 million in 2014. Non-GAAP net income, which also adjusts for the valuation allowance on deferred tax assets and the income tax effect of non-GAAP adjustments, was $6.4 million or $0.26 per diluted share, compared to a non-GAAP net loss of $5.7 million or $0.24 per share in 2014.

Business Outlook

Management expects first-quarter 2016 revenues in the range of $44 to $48 million, with GAAP gross margin in the range of 48.5% to 49.6% and non-GAAP gross margin in the range of 49.5% to 50.5%. Management expects first-quarter operating expenses to range between $20.5 million and $21.0 million on a GAAP and non-GAAP basis. Management expects first-quarter earnings in the range of breakeven to $0.07 per share on a GAAP basis, and $0.01 to $0.09 per share on a non-GAAP basis.

Conference Call Details

A conference call to discuss fourth quarter 2015 results will be held today at 4:30 p.m. EST (1:30 p.m. PST). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. The conference ID is 26782452. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.

Use of Non-GAAP Financial Information

Financial results such as non-GAAP gross profit, gross margin, operating income, net income, and net income per share, which exclude certain expenses, charges and special items, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude acquisition-related expenses such as amortization of acquired intangibles and transaction costs, restructuring charges, and other unusual and infrequent items, to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these unusual and infrequent items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective; however, investors are cautioned that other companies may calculate these measures differently than Nanometrics does, which would limit the usefulness of these financial measures. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.

About Nanometrics

Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, including sensors, optoelectronic devices, high-brightness LEDs, discretes and data storage components.  Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, topography and various thin film properties, including three-dimensional features and film thickness, as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

devices, to advanced three-dimensional wafer-level packaging applications. Nanometrics’ systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor and other advanced device markets. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

Forward Looking Statements

Certain statements in this press release, including statements under the caption “Business Outlook,” and in Dr. Stultz’s quote regarding opportunities to further expand the company’s tool-of-record footprint, gain additional market share, increase sales and the expectation to outperform the industry are forward-looking statements. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors outside of Nanometrics’ control, including levels of industry spending, demand for Nanometrics’ products, shifts in the timing of customer orders and product shipments, technology adoption rates, changes in customer and product mix, changes in market share, changes in operating expenses, and general economic conditions. For additional information and considerations regarding the risks faced by Nanometrics that could cause actual results to differ materially, see its annual report on Form 10-K for the year ended December 27, 2014, as filed with the Securities and Exchange Commission on February 25, 2015, including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 26, 2015	December 27, 2014
ASSETS
Current assets:
Cash and cash equivalents	$38,154	$34,676
Marketable securities	44,931	49,286
Accounts receivable, net	37,832	26,121
Inventories	47,749	35,105
Inventories-delivered systems	2,856	1,912
Prepaid expenses and other	6,592	9,289
Deferred income tax assets	-	1,457
Total current assets	178,114	157,846

Property, plant and equipment, net	44,493	49,633
Goodwill	9,415	10,494
Intangible assets, net	1,867	4,294
Deferred income tax assets	1,118	410
Other assets	533	559
Total assets	$235,540	$223,236

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,675	$10,199
Accrued payroll and related expenses	10,097	8,700
Deferred revenue	12,790	10,021
Other current liabilities	8,878	8,265
Income taxes payable	1,771	1,017
Total current liabilities	45,211	38,202

Deferred revenue	827	2,591
Income taxes payable	775	701
Deferred tax liabilities	521	926
Other long-term liabilities	878	1,279
Total liabilities	48,212	43,699

Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	258,715	251,396
Accumulated deficit	(66,209)	(69,114)
Accumulated other comprehensive income (loss)	(5,202)	(2,769)
Total stockholders’ equity	187,328	179,537
Total liabilities and stockholders’ equity	$235,540	$223,236

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 26, 2015	December 27, 2014	December 26, 2015	December 27, 2014
Net revenues:
Products	$33,255	$31,598	$146,945	$133,589
Service	9,428	8,107	40,422	32,854
Total net revenues	42,683	39,705	187,367	166,443

Costs of net revenues:
Cost of products	17,118	16,647	76,224	68,812
Cost of service	4,292	5,025	19,450	19,086
Amortization of intangible assets	469	684	2,026	2,723
Total costs of net revenues	21,879	22,356	97,700	90,621
Gross profit	20,804	17,349	89,667	75,822

Operating expenses:
Research and development	7,806	8,052	32,701	33,776
Selling	7,150	6,590	28,055	27,033
General and administrative	5,543	5,860	22,444	23,980
Amortization of intangible assets	25	102	114	420
Restructuring	1,322	551	1,380	2,266
Total operating expenses	21,846	21,155	84,694	87,475
Income (loss) from operations	(1,042)	(3,806)	4,973	(11,653)

Other income (expense):
Interest income	9	10	71	47
Interest expense	(38)	(103)	(103)	(103)
Other income, net	73	263	813	374
Total other income (expense), net	44	170	595	32

Income (loss) before income taxes	(998)	(3,636)	5,568	(11,621)
Provision for income taxes	816	1,003	2,663	19,497
Net income (loss)	$(1,814)	$(4,639)	$2,905	$(31,118)

Net income (loss) per share:
Basic	$(0.07)	$(0.19)	$0.12	$(1.30)
Diluted	$(0.07)	$(0.19)	$0.12	$(1.30)
Shares used in per share calculation:
Basic	24,203	24,048	24,058	23,958
Diluted	24,203	24,048	24,375	23,958

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 26, 2015	December 27, 2014
Cash flows from operating activities:
Net income (loss)	$2,905	$(31,118)
Reconciliation of net income (loss) to net cash from operating activities:	-	-
Depreciation and amortization	9,075	9,767
Stock-based compensation	6,248	6,752
Loss on disposal of fixed assets	1,121	249
Inventory write-down	2,645	2,897
Deferred income taxes	345	17,915
Changes in fair value of contingent consideration	(56)	201
Changes in assets and liabilities:	-	-
Accounts receivable	(12,989)	3,861
Inventories	(16,478)	(7,173)
Inventories-delivered systems	(943)	4,988
Prepaid expenses and other	3,604	2,303
Accounts payable, accrued and other liabilities	4,260	1,790
Deferred revenue	1,006	(12,855
Income taxes payable	828	(212)
Net cash provided by (used in) operating activities	1,571	(635)

Cash flows from investing activities:
Sales of marketable securities	3,383	—
Maturities of marketable securities	41,863	38,839
Purchases of marketable securities	(41,449)	(41,100)
Purchases of property, plant and equipment	(1,846)	(5,792)
Net cash provided by (used in) investing activities	1,951	(8,053)

Cash flows from financing activities:
Payments to Zygo Corporation related to acquisition	(851)	(587)
Proceeds from sale of shares under employee stock option and purchase plans	3,974	5,958
Taxes paid on net issuance of stock awards	(1,182)	(702)
Repurchases of common stock	(1,721)	(5,344)
Net cash provided by financing activities	220	(675)
Effect of exchange rate changes on cash and cash equivalents	(264)	(726)
Net increase (decrease) in cash and cash equivalents	3,478	(10,089)
Cash and cash equivalents, beginning of period	34,676	44,765
Cash and cash equivalents, end of period	$38,154	$34,676

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended						Twelve Months
	December 26, 2015		September 27, 2015		December 27, 2014		December 26, 2015		December 27, 2014
Reconciliation of GAAP gross profit and gross margin to non-GAAP gross profit and gross margin
GAAP gross profit and gross margin, respectively	$20,804	48.7%	$22,219	48.6%	$17,349	43.7%	$89,667	47.9%	$75,822	45.6%
Non-GAAP adjustments:
Amortization of intangible assets	469	1.1%	468	1.1%	684	1.7%	2,026	1.0%	2,723	1.6%
Non-GAAP gross profit and gross margin, respectively	$21,273	49.8%	$22,687	49.7%	$18,033	45.4%	$91,693	48.9%	$78,545	47.2%

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income (loss)	$(1,042)		$1,264		$(3,806)		$4,973		$(11,653)
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	469		468		684		2,026		2,723
Amortization of intangible assets included in operating expenses	25		26		102		114		420
Restructuring included in operating expenses	1,322		—		551		1,380		2,266
Total non-GAAP adjustments to operating income (loss)	1,816		494		1,337		3,520		5,409
Non-GAAP operating income (loss)	$774		$1,758		$(2,469)		$8,493		$(6,244)

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income (loss)	$(1,814)		$818		$(4,639)		$2,905		$(31,118)
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income (loss)	1,816		494		1,337		3,520		5,409
Valuation allowance on deferred tax assets and other non-cash adjustments to tax assets	—		—		303		—		21,444
Income tax effect of non-GAAP adjustments	—		—		—		—		(1,440)
Non-GAAP net income (loss)	$2		$1,312		$(2,999)		$6,425		$(5,705)

GAAP net income (loss) per diluted share	$(0.07)		$0.03		$(0.19)		$0.12		$(1.30)

Non-GAAP net income (loss) per diluted share	$0.00		$0.05		$(0.12)		$0.26		$(0.24)

Shares used in diluted net income per share calculation	24,446		24,352		24,048		24,375		23,958

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